UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WSTG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

On April 16, 2020 (the “Effective Date”), Wayside Technology Group, Inc. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Simon F. Nijnens (“Nynens”), Shepherd Kaplan Krochuk, LLC, a Delaware limited liability company (“SKK”), North & Webster SSG, LLC, a Delaware limited liability company (“N&W”) and each of Dennis Crowley, David Shepherd, David Kaplan, Timothy Krochuk and Samuel Kidston (collectively with SKK and N&W, the “SKK Parties”).

Pursuant to the Agreement, the Company has agreed to voluntarily dismiss its complaint with prejudice against Nynens, SKK, and N&W filed in the Superior Court of New Jersey Monmouth County on or about February 14, 2020. The Company has also agreed to purchase all of Nynens’ 261,631 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) owned, of record or beneficially, as of the Effective Date, at a price set by calculating the volume-weighted average price of such shares trading on the NASDAQ Global Market for the ten trading days ending on the close of the trading day immediately preceding the Effective Date, and with each party paying for its own fees and expenses. As of the Effective Date, Nynens and the SKK Parties have agreed to terminate that certain agreement among Nynens, SKK and N&W, dated November 27, 2019, pursuant to which the parties thereto agreed to form an investment vehicle in order to acquire up to 100% of the outstanding capital stock of the Company. Further, the SKK Parties have agreed to terminate the Joint Filing Agreement, dated November 27, 2019, by and between Nynens and the SKK Parties. Additionally, as of the Effective Date, Nynens agreed to withdraw the notice of intent to nominate director candidates for election at the 2020 annual meeting of stockholders of the Company, submitted by Nynens on December 20, 2019, and to cease all solicitation of proxies and other activities in connection with such annual meeting.

With respect to each annual or special meeting of the Company’s stockholders during the term of the Agreement, Nynens and the SKK Parties have also agreed to certain customary standstill provisions prohibiting them from, among other things, (i) making certain announcements regarding the Company’s transactions, (ii) soliciting proxies, (iii) acquiring beneficial ownership of any of the outstanding shares of Common Stock, (iv) advising, encouraging or influencing any person with respect to the voting or disposition of any securities of the Company, (v) taking actions to change or influence the Board of Directors of the Company, Company management or the direction of certain Company matters, and (vi) exercising certain stockholder rights.

The Agreement will terminate on December 31, 2022. Each of the Company, Nynens and the SKK Parties has the right to terminate the Agreement earlier if (i) Nynens or the SKK Parties, in the case of the Company, commit or (ii) the Company, in the case of Nynens or the SKK Parties, commits a material breach of the Agreement and such breach is not cured within 15 days after notice or, if such breach is not curable within 15 days, the breaching party has not taken any substantive action to cure within such 15-day period.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits:

10.1

Settlement Agreement, dated April 16, 2020, by and among Wayside Technology Group, Inc., Simon F. Nijnens, Shepherd Kaplan Krochuk, LLC, North & Webster SSG, LLC, Dennis Crowley, David Shepherd, David Kaplan, Timothy Krochuk, and Samuel Kidston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: April 17, 2020	By:	/s/ Michael Vesey
	Name:	Michael Vesey
	Title:	Vice President and Chief Financial Officer